                                                           Exhibit No. EX-99.m.2

                                    MGI FUNDS

                                CLASS Y-1 SHARES

                     MARKETING AND SHAREHOLDER SERVICES PLAN

     WHEREAS, the MGI Funds ("Trust") is registered under the Investment Company
Act of 1940,  as amended  ("1940  Act"),  as an open-end  management  investment company; and

     WHEREAS,  shares of beneficial  interest of the Trust are currently divided into separate series (each a "Fund" and collectively the "Funds"), listed in the attached Appendix A, as amended from time to time; and

     WHEREAS,  the  Trust,  on behalf of the Funds,  desires to arrange  for the provision of certain marketing  shareholder services to the holders of the Class
Y-1 shares of the Funds under the terms and conditions described herein;

     NOW,  THEREFORE,  the Trust hereby adopts this  Marketing  and  Shareholder
Services  Plan (the  "Plan")  on behalf of the Class Y-1  shares of the Funds in accordance  with Rule 12b-1 under the 1940 Act,  subject to the following  terms and conditions:

     1. Each Fund shall pay to MGI Funds Distributors, Inc. (the "Distributor"),
Mercer Global Investments,  Inc. ("MGI"), or their affiliates a fee in an amount or at a rate not to exceed  0.25% on an annual  basis of the  average  daily net asset value of the Class Y-1 shares of the Fund (the  "Fee").  Such Fee shall be calculated  daily and paid  monthly or at such other  intervals  as the Board of
Trustees (the "Board") of the Trust shall determine.

     2. The  Distributor  and MGI  shall  use the Fee paid to them  pursuant  to
Paragraph 1 hereof for marketing activities ("Marketing Services"), which may be
used,   among  other  things,   for  the   preparation   and   distribution   of
advertisements,  sales  literature and  prospectuses  and reports used for sales purposes,  as well as compensation  related to sales and marketing personnel and payments to dealers and others for marketing related services.  The Fee may also be used to  compensate  dealers and others that have  entered  into an agreement with the  Distributor  or MGI for  Marketing  Services  that include  attracting shareholders to Class Y-1 shares of the Fund.

     3. The Fee  described  in  Paragraph  1 may also be used to pay  authorized persons (the "Authorized  Service Providers") who enter into agreements with the
Distributor or MGI to provide  services to Class Y-1  shareholders  of the Fund.
For  purposes of the Plan,  "service  activities"  shall  include  any  personal services or account maintenance services,  which may include but are not limited to: assisting  beneficial  shareholders  with purchase,  exchange and redemption requests;  activities in connection  with the provision of personal,  continuing services  to  investors  in each Fund;  receiving,  aggregating  and  processing purchase and  redemption  orders;  providing  and  maintaining  retirement  plan records;  communicating  periodically with shareholders and answering  questions and handling  correspondence  from shareholders about their accounts;  acting as the sole shareholder of record and nominee for shareholders; maintaining account records and  providing  beneficial  owners with account  statements;  processing dividend payments;  issuing shareholder  reports and transaction  confirmations;
providing   sub-accounting  services  for  Class  Y-1  shares  of  a  Fund  held
beneficially;   forwarding  shareholder  communications  to  beneficial  owners;
receiving,  tabulating and transmitting  proxies executed by beneficial  owners;
disseminating  information  about the Fund; and general  account  administration activities.  Other  expenses of an Authorized  Service  Provider  related to its
"service activities," including telephone and other communications expenses, may be included in the information  regarding  amounts expended for such activities.
An  Authorized  Service  Provider  is  authorized  to  pay  its  affiliates  and independent  third party service  providers for  performing  service  activities consistent with this Plan.

     4. The Plan shall not take effect with respect to the Class Y-1 shares of a
Fund until the Plan, together with any related agreements,  has been approved by votes of a  majority  of both  (a) the  Trustees  of the  Trust,  and (b)  those
Trustees of the Trust who are not "interested  persons" of the Trust (as defined in the 1940  Act) and have no  direct  or  indirect  financial  interest  in the operation of this Plan or any agreements  related thereto (the "Plan Trustees"), cast in person at a meeting  (or  meetings)  called for the purpose of voting on the Plan and such related  agreements,  except that a meeting at which a related agreement between a Fund and a non-affiliated  service provider is approved need not be an in-person meeting. For purposes of the Plan, a non-affiliated  service provider is a service  provider that is not affiliated with the Trust,  MGI, any sub-advisor, or the Distributor.

     5. The Plan  shall  continue  in full  force and effect as to the Class Y-1 shares of a Fund for so long as such  continuance  is  specifically  approved at least  annually in the manner  provided  for approval of the Plan in Paragraph 4 hereof.

     6. Any  person  authorized  to direct  the  disposition  of monies  paid or payable by the Funds pursuant to the Plan or a related  agreement  shall provide to the Trustees,  and the Trustees shall review,  at least quarterly,  a written report of the amounts so expended and the  purposes for which such  expenditures were made. Authorized Service Providers shall provide to the Distributor or MGI, for  provision to the Trustees,  and the Trustees  shall review such reports and information  as the Trustees may require,  which may be specified in the related agreement.

     7. All agreements  with any person relating to  implementation  of the Plan shall be in writing, and any agreements related to the Plan shall provide,  with respect to a Fund, that:

     (a) such  agreement may be terminated at any time,  without  payment of any penalty,  by  vote  of a  majority  of the  Plan  Trustees  or by vote of a majority of the  outstanding  Class Y-1 shares of the Fund,  on or not more than 60 days' written notice to any other party to the agreement; and

     (b)  such  agreement  shall  terminate  automatically  in the  event of its assignment.

     8. This Plan, or any agreements  entered into pursuant to this Plan, may be terminated  with respect to the Class Y-1 shares of a Fund at any time,  without penalty,  by vote of a  majority  of the  Trustees  and a  majority  of the Plan
Trustees,  or by vote of a majority of the outstanding  voting securities of the
Class Y-1 shares of the affected Fund.

     9.  While  this  Plan is in  effect,  the  Board  shall  satisfy  the  fund governance standards as defined under Rule 0-1(a)(7) under the 1940 Act.

     10. As used in this Plan,  the terms  "majority of the  outstanding  voting securities" and "assignment" shall have the same meanings as those terms have in the 1940 Act.

     11. The Trust shall preserve  copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to Paragraph 6 hereof for a period of not less than six years  from the date of this Plan,  any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     12. The Trustees and the holders of the Class Y-1 shares of each Fund shall not be liable for any  obligations of the Trust or any Fund under this Plan, and an Authorized  Service Provider or any other person,  in asserting any rights or claims under this Plan,  shall look only to the assets and property of the Trust or such Fund in settlement  of such right or claim,  and not to such Trustees or holders of Class Y-1 shares.

     13.  The Plan may be  amended  at any time  with  respect  to the Class Y-1 shares of a Fund provided that no amendment to increase materially the amount of the Fee provided for in Paragraph 1 hereof without  shareholder  approval and no material  amendment to the Plan shall be made unless such  amendment is approved in the manner provided for approval in Paragraph 4 hereof.

     IN WITNESS  WHEREOF,  the Trust has executed this Marketing and Shareholder
Services Plan on the day and year set forth below.

         Date:  August 2, 2005

ATTEST:                                 MGI FUNDS

By:    /s/ Evelyn De Simone              By:     /s/ David M. Goldenberg
Name:  Evelyn De Simone                  Name:   David M. Goldenberg
Title: Corporate Paralegal               Title:  Vice President and Secretary

                                   APPENDIX A

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund

Date:  August 2, 2005